EXHIBIT 1.A.(13)(y)

[ ] Pruco Life Insurance Company
[ ] Pruco Life Insurance Company of New Jersey


Insured                                  Rider for Policy No.


--------------------------------------   --------------------------------------

TERMINATION OF BENEFIT

We agree that the benefit _____________________________________________________
____________________________________ , will end as of ________________________.
Then all references in this contract to that benefit will no longer apply.
The premium for that benefit will not be payable on or after that date.


                             RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT

                             Signed for the Company,

                             By    /s/ SPECIMEN
                                --------------------
                                     Secretary

                             Date                      Attest
                             --------------------------------------------------
-----------
PLIY 24--82                                                    Printed in U.S.A.
-----------


                                     II-156